Exhibit 10.8

EQUITY INVESTMENT AND

SHARE PURCHASE AGREEMENT

This Equity Investment and Share Purchase Agreement (the 'Agreement') originally effective June 22, 2005, (the "Closing Date"), is hereby amended and restated this 15th day of September, 2005  by and between REGAL ONE CORPORATION, a corporation organized under the laws of Florida ("RONE"), having its principal offices at 11300 West Olympic Blvd., Suite 800, Los Angeles, California 90064, and NEURALSTEM, INC., a Delaware corporation ("NEURALSTEM"), having its principal offices at 9700 Great Seneca Highway, Rockville, Maryland 20850.

RECITALS:

NEURALSTEM is a development stage company engaged in stem cell research and the therapeutic application of stem cells; and

To further its business plans and raise needed capital, NEURALSTEM is seeking to sell its common shares in a private placement and to accelerate the registration of its shares for public trading through an SB-2 Registration filing with the SEC, and

It is the intention of the parties hereto that RONE shall either directly or through its assigns acquire equity interests in NEURALSTEM for a minimum of $500,000 in cash, payable according to a pre-agreed share purchase schedule and other good and valuable consideration, and

The boards of directors of RONE and NEURALSTEM deem it to be in the best interest of RONE and NEURALSTEM to proceed with these actions.

NOW,  THEREFORE.,  in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1. PURCHASE OF SHARES AND OTHER CONSIDERATIONS

1. Purchase of Shares

1.1 On or before September 20, 2005, RONE or other investors facilitated by RONE, shall purchase between $200,000 and $500,000 of NEURALSTEM common stock at a price of fifty cents per share, following a 6:1 forward split of the current pre-agreement 2,667,931 issued and outstanding shares.

1.2 Upon the closing of this Agreement, NEURALSTEM will transfer to RONE 1,845,287 shares (10% of the total of 18,452,875 shares which will then be shown as issued and outstanding at the closing), in exchange for facilitating and paying for the SB-2 Registration and for arranging investments in NEURALSTEM by the investment community.

   1.3  In  addition:

1.3.1 RONE will be granted an warrant,. which will expire at the effective date of the Registration, to purchase 1,000,000 shares of post-split NEURALSTEM common stock at the price of $0.50 per share; the shares underlying this option will be registered as part of the SB-2 filing.

1.3.2

RONE will be granted an additional option, which will expire 30 days following  commencement of trading, to purchase 1,000,000 shares of post-split NEURALSTEM common stock at the price of $0.50 per share, and these options will be registered as part of the SB-2 filing.

1.3.3 RONE will be granted a warrant to purchase 1,000,000 shares of NEURALSTEM at a purchase price of $5.00 per share; this warrant will be valid for ten years from the effective date of the SB-2 registration. The shares underlying this warrant will be registered as part of the SB-2 filing. The warrants shall also contain a provision making them callable by the Company in the event that the shares trade at a price of at least $6.00. per share for  ten (10) consecutive trading days.

1.4 Prior to the date of filing the registration, RONE or other investors facilitated by RONE intend to invest an overall minimum amount of $3,000,000 in NEURALSTEM stock. The purchase price for shares purchased after those described in Section 1.1 is anticipated to be $1.00 per share; however, both parties agree that NEURALSTEMI will sell these shares at a lower price if required, to achieve at least $2,000,000 of investment prior to the SB-2 filing.

1.5 Restricted Securities. The Common Stock issued by NEURALSTEM has not been registered under the Securities Act of 1933, as amended (the 'Securities Act"), and may not be re-sold unless the resale thereof is registered under the Securities Act or an exemption from such registration is available. Each certificate representing the Common Stock will have a legend thereon in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT''), OR ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE LAW OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

1.6 Board of Directors. RONE shall have the right, but not the obligation, to occupy a seat on the Board of Directors of NEURALSTEM for one three-year term.

1.7 Employment Contracts. Other  Consideration. Richard Garr and Dr. Karl Johe will sign seven year employment contracts with non-compete provisions and mutually acceptable compensation terms. RONE understands and accepts that these two individuals will he entitled to each earn, under option/warrant grant programs, up to an additional 800,000 shares of NEURALSTEM common stock with approval by independent directors.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF NEURALSTEM AND SHAREHOLDERS

NEURALSTEM hereby represents and warrants on or before the First Closing date as follows:

2.1 Organization and Good Standing. NEURALSTEM is an entity, duly organized, validly existing and in good standing under the laws of Delaware. The company has the corporate power and authority to carry on its business as presently conducted, and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business.

2.2 Corporate Authority. NEURALSTEM has the power to operate as a corporation and to perform any corporate obligations hereunder. The execution and delivery of this Agreement by NEURALSTEM, and the consummation of the transactions contemplated hereby, do not violate any State, Governmental or corporate restrictions governing these transactions, The execution and performance of this Agreement, will not constitute a breach of any agreement, indenture, mortgage, license or other instrument or document to which NEURALSTEM is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to NEURALSTEM or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the laws of the State of Delaware.

2.3 Capitalization and the NEURALSTEM Shares. The total authorized capital of NEURALSTEM consists of 75,000,000 shares of common stock, of which 18,452,875 shares are issued (including RONE fee of 1,845,287 shares) and outstanding and 7,000,000 shares of preferred stock, of which none is issued and outstanding. There are no options, warrants, or other rights to equity interests outstanding other than those disclosed in the accompanying option table. NEURALSTEM reserves the right to implement stock compensation plans and traditional ESOP programs for new additions to its Board of Directors, Advisory Board members, and key executive hires.

2.4 Receipt of Corporate Information, Independent investigation, Access. RONE information is available to NEURALSTEM via the EDGAR website. NEURALSTEM acknowledges that they, in making the decision to go forward as set forth in this Agreement, have relied upon independent investigations made by them or their representatives, if any, and they have been given access to and the opportunity to examine all material contracts and documents relating to this Agreement and an opportunity to ask questions of, and to receive information from, RONE or any person acting on its behalf concerning the terms and conditions of this Agreement. NEURALSTEM and its advisors, if any, have received complete and satisfactory answers to any such inquiries.

2.5 Financial Statements: Books and Records. NEURALSTEM will provide unaudited financial statements of the Company as of June 30, 2005 (the NEURALSTEM Financial Statements"). These NEURALSTEM Financial Statements will be attached as Schedule 2.5 and shall fairly represent the financial position of NEURALSTEM. at those dates and the results of their operations for the periods then ended. The NEURALSTEM Financial Statements will be prepared in accordance with generally accepted GAAP accounting standards.

2.6 Approvals. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is. required in connection with the execution and delivery of this Agreement by NEURALSTEM.

2.7

No Material Adverse Changes. Since June 30, 2005 there has not been:

(i)

any material adverse change in the financial position of NEURALSTEM except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of NEURALSTEM;

(ii)

any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of NEURALSTEM whether or not covered by insurance;

(iii)

any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of NEURALSTEM capital interests;

(iv)

any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by NEURALSTEM of arty properties or assets; Or

 (v)     adoption of any pension, profit sharing, retirement, stock bonus, stock  option or similar plan, or arrangement, except those listed in the Schedule attached to this Agreement

2.3

No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                  (i)        violate any provision of  the  Articles of Incorporation or the Bylaws of

 NEURALSTEM;

                   (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under any contract or other agreement to which NEURALSTEM is a party or by or to which it or any of its assets or properties may be bound or subject;

                    (iii)  violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, NEURALSTEM or upon the properties or business of NEURALSTEM; or

                      (iv)  violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material, adverse effect on the business or operations of NEURALSTEM.

2.9 Actions and Proceedings. NEURALSTEM is not a party to any material pending litigation or, to the knowledge of the shareholders, after reasonable inquiry, any governmental investigation or proceeding not reflected in the NEURALSTEM Financial Statements and, to their best knowledge, no material litigation, claims, assessments or non-governmental proceedings are threatened against NEURALSTEM

2.10 Brokers or Finders. No broker's fee will be payable by NEURALSTEM in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by NEURALSTEM or any of its shareholders.

2.11 Operations of NEURALSTEM.  From the date of the Financial Statement through the Date of Closing, NEURALSTEM has not and will not, outside of the ordinary course of business, have:

     (i)

incurred any indebtedness or borrowed money; except as disclosed in the exhibits hereto,

   (ii)  declared or paid any dividend or declared or made any distribution of any kind to any Shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any interests in its capital structure;

     iii)  made any loan or advance to any shareholder, officer, director, employee,

consultant, agent or other representative or made any other loan or advance;

    (iv)

disposed of any assets of NEURALSTEM;

    (v)      materially increased the annual level of compensation of any executive employee of NEURALSTEM;

     (vi)   increased, terminated, amended or otherwise modified any plan for the benefit of employees of NEURALSTEM;

                                 (vii)

issued any equity securities or rights to acquire such equity securities except as listed in the attached Schedule; or entered into or modified any contract, agreement or transaction, outside of the ordinary business of the Company.

SECTION 3. COVENANTS

 3.1 Corporate Examinations and Investigations. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigations, by a party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the party under this Agreement

 3.2 Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry our the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

 3.3 Confidentiality, In the event the transactions contemplated by this Agreement are not consummated, RONE and NEURALSTEM agree to keep confidential any information disclosed to each other in connection therewith for a period of one (1) year from the date hereof; provided. however, such obligation shall not apply to information which:

                           (i)      at the time of the disclosure was public knowledge;

(ii)   after the time of disclosure becomes public knowledge (except due to the action of the receiving party);

or                       (iii)    the receiving party had within its possession at the time of disclosure: or

(iv)   is ordered disclosed by a Court of proper jurisdiction

SECTION 4. SURVIVAL OF REPRESENTATIONS AND WARRANTEES

     Notwithstanding any right of either party to investigate the affairs of the other party and its Shareholders, each party has the right to rely fully upon representations, warranties, covenants and agreements of the other party and its Shareholders contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties. covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for one year following the Closing.

SECTION 5. MISCELLANEOUS

     5.1     Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

     5.2

Amendment.

This Agreement may he amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

     5.3                Assignment This Agreement is not assignable except by operation of law.

     5.4

Notice.  Until otherwise specified in writing, the mailing addresses and fax numbers of the parties of this Agreement shall be as follows;

TO:  REGAL ONE CORPORATION:

c/o Malcolm Currie

28780 Wagon Road

Agoura CA 91301

Fax: 818.707.6409

Email; mrcurrie@sbcglobal.net

          with copy to;

Christopher Dieterich

11300 West Olympic Boulevard, Suite 800

 Los Angeles, California 9006.1

Fax: (310)312-6680

Email: venturelaw@gmail,com

To: NEURALSTEM:

Richard Garr, President

Neuralstem Inc.

9700 Great Seneca Highway Rockville MD 20850

Email: irgarr@neuraIstem.com

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

  5.5 Governing Law. This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of California, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

  5.6  Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party.

  5.7 Entire Agreement. This Agreement and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase and issuance of the shares and options and related transactions, and supersede all  prior agreements, written or oral, with respect thereto.

5.8   Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect

the meaning or interpretation of this Agreement.

                5.9   Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

5.10   Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

5.11   Binding Effect.  This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors ad assigns.

5.12 Tax Treatment.  Each party acknowledges that they each have been represented by their own tax advisors in connection , in connection with this transaction; that none of them has made a representation or warranty to any of the other parties with respect to the tax treatment accorded this transaction, or the effect individually or corporately on any party under the applicable tax laws, regulations, or interpretations; and that no opinion of counsel or private revenue ruling has been obtained with respect to the effects of this transaction under the Code.

5.13 Press Releases. The parties will mutually agree as to the wording and timing of any informational releases concerning this transaction prior to and through Closing.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written:

REGAL ONE CORPORATION

NEURALSTEM, INC.

By: /s/ Malcom Currie,

By: /s/ I. Richard Garr

Malcolm Currie,

I. Richard Garr

President/CEO

President/CEP